UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 8, 2022

BONE BIOLOGICS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-53078	42-1743430
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2 Burlington Woods Drive, Ste. 100 Burlington, MA	01803
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (781) 552-4452

Securities registered pursuant to section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.001 par value per share	BBLG	The Nasdaq Stock Market LLC

Warrants to Purchase Common stock, $0.001 par value per share	BBLGW	The Nasdaq Stock Market LLC

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On June 8, 2022, Bone Biologics Corporation (the “Company”) and UCLA Technology Development Group on behalf of UC Regents (“UCLA TDG”) entered into a Third Amendment to the Amended License Agreement (the “Third Amendment”) effective May 9, 2022.

In consideration for UCLA TDG agreeing to extend the fifteen (15) Development Milestones, the Company shall, upon the achievement of certain future sales milestones, pay to UCLA TDG a fee (the “Diligence Fee”) of eight million dollars ($8,000,000) in partial consideration of the lost patent lifetime of the UCLA TDG’s Patent Rights.

In order to enable the Company to preserve available capital and resources for the development of the Licensed Products, UCLA TDG will defer payment of the Diligence Fee until the Company or any of its Sublicensees sell any Licensed Product (the “Triggering Sale Date”) in accordance with the payment schedule below:

●	Due upon cumulative Net Sales equaling $50,000,000 following the Triggering Sale Date - $2,000,000;
●	Due upon cumulative Net Sales equaling $100,000,000 following the Triggering Sale Date - $2,000,000; and
●	Due upon cumulative Net Sales equaling $200,000,000 following the Triggering Sale Date - $4,000,000.”

The Company’s obligation to pay the Diligence Fee will survive termination or expiration of the agreement and the Company is prohibited from assigning, selling, or otherwise transferring any of its assets related to any Licensed Product unless the Company’s foregoing Diligence Fee obligation is assigned, sold, or transferred along with such assets, or unless the Company pays UCLA TDG the Diligence Fee within ten (10) days of such assignment, sale or other transfer of such rights to any Licensed Product.

The foregoing summary of the Third Amendment is not purported to be complete and is qualified in its entirety by reference to the complete text of such Third Amendment attached hereto as Exhibit 10.1.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

There are filed as part of this report the exhibits listed on the accompanying Index to Exhibits, which information is incorporated herein by reference.

Exhibit No.	Description
10.1	Third Amendment to the Amended License Agreement between the Company and UCLA TDG, dated May 9, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 9, 2022	Bone Biologics Corporation

	By:	/s/ JEFFREY FRELICK
	Name:	Jeffrey Frelick
	Title:	Chief Executive Officer

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